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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FirstEnergy
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2003

76 South Main St., Akron, Ohio 44308

David W. Whitehead
Corporate Secretary

                April 9, 2003

Dear Shareholder:

        You are invited to attend FirstEnergy's 2003 Annual Meeting of Shareholders at 10 a.m. on Tuesday, May 20, at the John S. Knight Center in Akron, Ohio.

        As part of the agenda, business to be voted on includes seven items which are explained in this proxy statement. The first three items are the election of six members to your Board of Directors, the ratification of auditor, and the reapproval of material terms of performance goals under the Executive and Director Incentive Compensation Plan. Your Board of Directors recommends that you vote FOR Items 1, 2, and 3. In addition, there are four shareholder proposals. Your Board of Directors recommends that you vote AGAINST these shareholder proposals, which are Items 4, 5, 6, and 7.

        Please review the notice of meeting and proxy statement. Then, to ensure that your shares are represented at the Annual Meeting, appoint your proxy and vote your shares. Voting instructions are provided in the proxy statement and on your proxy card. We encourage you to take advantage of our telephone or Internet voting options.

        As you vote, you may choose, if you have not done so already, to stop future mailings of paper copies of the annual report and proxy statement and view these materials through an Internet site. If you make this choice, for future meetings we will send you a proxy card along with instructions on how to access the annual report and proxy statement at a specific Internet site.

        Your vote and support are important to us. If you are planning to attend the Annual Meeting, directions to the John S. Knight Center are on the back of your proxy card. We hope you can join us.

                            Sincerely,

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING AND VOTING INFORMATION
BOARD OF DIRECTORS INFORMATION
ITEMS TO BE VOTED ON
BUSINESS RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BIOGRAPHICAL INFORMATION ON NOMINEES AND DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SUMMARY EXECUTIVE COMPENSATION TABLE
LONG-TERM INCENTIVE PLAN TABLE — AWARDS IN 2002
STOCK OPTIONS GRANTED IN 2002
AGGREGATED STOCK OPTIONS EXERCISED IN 2002 AND STOCK OPTION VALUES AT DECEMBER 31, 2002
EQUITY COMPENSATION PLAN INFORMATION
SEVERANCE AGREEMENTS AND OTHER CONTRACTS
EXECUTIVE RETIREMENT PLAN
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
BOARD AUDIT COMMITTEE REPORT
SHAREHOLDER RETURN — PERFORMANCE COMPARISON GRAPHS
APPENDIX A — AUDIT COMMITTEE CHARTER
APPENDIX B — ARTHUR ANDERSEN LLP LETTER TO THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE CHANGE IN CERTIFYING ACCOUNTANT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To the Holders of Shares of Common Stock:

        The 2003 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10 a.m., Eastern time, on May 20, 2003, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Annual Meeting will be to:

        •  Elect six members to the Board of Directors for a term of three years;

        •  Ratify the appointment of PricewaterhouseCoopers LLP as our auditor for 2003;

        •  Reapprove material terms of performance goals under the Executive and Director Incentive Compensation Plan;

        •  Vote on four shareholder proposals, if properly presented at the Annual Meeting; and

        •  Take action on other business that properly may come before the meeting.

        Please read the accompanying proxy statement. Then vote your shares by following the instructions on your proxy card to ensure your representation at our Annual Meeting.

On behalf of the Board of Directors,
David W. Whitehead Corporate Secretary

April 9, 2003

April 9, 2003

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why am I receiving this proxy statement and proxy card?

        You are receiving this proxy statement and a proxy card, which are being mailed beginning on or about April 9, 2003, because you were the owner of shares of common stock of FirstEnergy Corp. (later referred to as the Company) at the close of business on March 25, 2003 (later referred to as the record date). The Board of Directors (later referred to as the Board) set the record date to determine shareholders entitled to vote at the Annual Meeting (later referred to as the Meeting). This proxy statement describes issues expected to be voted upon and gives you information about the Meeting and the Company. The Company's address is 76 South Main Street, Akron, Ohio 44308-1890.

How do I vote?

        If your shares are held in "Street Name" by a broker or bank, you will receive specific voting instructions for voting those shares.

        If you are a registered shareholder, you may vote your shares through a proxy appointed by telephone, Internet, or mail, or you may vote your shares in person at the Meeting. To appoint a proxy and vote:

    1.
    By telephone (do not return your proxy card)

    a.
    Call the toll-free number indicated on your proxy card using a touch-tone telephone. Telephone voting is available 24 hours a day, 7 days a week, until 10 a.m., Eastern time, on May 20, 2003.

    b.
    Enter your Control Number indicated on your proxy card.

    c.
    Follow the simple recorded instructions.

    2.
    By Internet (do not return your proxy card)

    a.
    Go to the Web site indicated on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 10 a.m., Eastern time, on May 20, 2003.

    b.
    Enter your Control Number indicated on your proxy card.

    c.
    Follow the simple instructions.

    3.
    By mail

    a.
    Mark your choices on your proxy card. If you properly execute your proxy card but do not specify your choices, your shares will be voted as recommended by your Board of Directors.

    b.
    Date and sign your proxy card.

    c.
    Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to FirstEnergy Corp., c/o IVS Associates, 111 Continental Drive, Suite 210, Newark, Delaware 19713.

    4.
    At the Meeting

    You
    may vote in person at the Meeting, even if you previously appointed a proxy by telephone,
    Internet, or mail.

        You may revoke your appointment of a proxy or change your voting instructions before the Meeting commences by sending a proxy card that revises your previous appointment and voting instructions; by appointing a proxy and voting by telephone or Internet after the date of your previous appointment; by voting in person at the Meeting; or by notifying the Corporate Secretary of the Company in writing prior to the Meeting. If a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the tabulator before changing them by telephone or Internet.

How does the Board of Directors recommend that I vote?

        Your Board recommends that you vote as follows:

        "For" the six nominees to the Board who are listed in this proxy statement (Item 1);

        "For" the ratification of PricewaterhouseCoopers LLP as our independent auditor (Item 2);

  "For" the reapproval of material terms of performance goals under the Executive and Director Incentive Compensation Plan (Item 3); and

        "Against" all four shareholder proposals (Items 4, 5, 6, and 7).

What is a quorum and what other voting information should I be aware of?

        As of the record date, 297,636,276 shares of common stock were outstanding. A majority of these shares, represented at the Meeting either in person or by proxy, constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes. You are entitled to one vote for each share that you owned on the record date. You do not have rights of appraisal in regard to any item presented if you are a dissenting shareholder.

        If your shares are held by a broker or bank in "Street Name," we encourage you to provide instructions to your broker or bank by executing the voting form supplied to you. We expect that your broker will be permitted to vote your shares on Items 1, 2, and 3 without your instructions. However, your broker cannot vote your shares on Items 4, 5, 6, and 7 unless you provide instructions; therefore, your failure to give voting instructions means that your shares will not be voted on these items, and your unvoted shares will be referred to as broker non-votes.

        An item to be voted on may require a percent of votes cast, rather than a percent of shares outstanding, to determine passage or failure. Votes cast is defined to include both for and against votes, and excludes abstentions and broker non-votes. Abstentions and broker non-votes are the equivalent of negative votes when passage or failure is measured by a percent of shares outstanding. If your proxy card is not voted properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

How are proxy cards being solicited, and what is the cost?

        The Board is soliciting your vote. We have arranged for the services of Innisfree M&A Incorporated to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $12,500 plus reimbursement of expenses. Votes also may be solicited in a similar manner, without additional compensation, by officers and employees of the Company. The Company will pay all solicitation costs and will reimburse brokers and banks for postage and expenses incurred by them for sending proxy material to beneficial owners.

Will any other matters be voted on other than those described in this proxy statement?

        We do not know of any business that will be considered other than the matters described in this proxy statement. However, if any other matters are presented properly, your executed appointment of a proxy, as outlined above, will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

Do I need an admission ticket to attend the Annual Meeting?

        An admission ticket is not necessary, but you will be asked to register upon arrival at the Meeting. If your shares are held in "Street Name" by a broker or bank, upon arrival at the Meeting, you will need to present a letter or statement from your broker or bank indicating your ownership of FirstEnergy common stock on the record date of March 25, 2003.

Where can I find the voting results of the Meeting?

        We will announce the preliminary voting results at the Meeting. Final voting results will be posted on our Internet site at www.firstenergycorp.com and also will be published in our second quarter Form 10-Q report which will be filed with the Securities and Exchange Commission.

Can I view the Company's proxy statement and annual report on the Internet instead of receiving paper copies?

        Yes. If you are a registered shareholder, you can elect to view future proxy statements and annual reports on the Internet by marking the appropriate box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, you will be mailed a proxy card along with instructions on how to access the proxy statement and annual report on the Internet, and your choice will remain in effect until you notify the Company that you wish to resume mail delivery of these documents. If you hold your stock through a broker or bank, refer to the information provided by that entity for instructions on how to elect this option.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

        The Company is following a Securities and Exchange Commission rule that permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. The Company previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, and you desire to receive multiple copies for some or all accounts, we will deliver a separate copy of the proxy statement and annual report upon written or oral request. You may call FirstEnergy Investor Services at 1-800-736-3402 or write to FirstEnergy Corp. Investor Services, 76 South Main Street, Akron, Ohio 44308-1890. You also may contact us in the same manner if you are receiving multiple copies of the proxy statement and annual report in your household and desire to receive a single copy. If you are not a registered shareholder and your shares are held by a broker or bank, you will need to call that entity to revoke your election and receive multiple copies of these documents.

When are shareholder proposals for the year 2004 Annual Meeting due?

        A shareholder who wishes to offer a proposal for inclusion in the Company's proxy statement and proxy card for the year 2004 Annual Meeting must submit the proposal and any supporting statement to the Corporate Secretary at the Company's principal office by December 11, 2003. Any proposal received after that date will not be eligible for inclusion in the year 2004 proxy statement and proxy card.

        A shareholder who wishes to offer a proposal for consideration at the year 2004 Annual Meeting after December 11, 2003, and who wants the proposal referenced in the Company's proxy statement, must submit the proposal to the Corporate Secretary at the Company's principal office by February 24, 2004. However, in order to raise the matter at the meeting, the shareholder also will need to comply with the notice provisions contained in the Company's Code of Regulations.

How can I learn more about the operations of the Company?

        You can learn more about the operations of the Company by reviewing the annual report to shareholders for the year ended December 31, 2002, which is included with the mailing of this proxy statement. You also can view the annual report and other information by visiting the Company's Internet site at www.firstenergycorp.com.

        A copy of our latest Form 10-K Annual Report filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to David W. Whitehead, Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890.

BOARD OF DIRECTORS INFORMATION

What function does your Board of Directors perform?

        Your Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of your Company. However, the Board is not involved in day-to-day operations. The directors are kept informed of the Company's business by various reports and documents sent to them each month, as well as by operating and financial presentations made at Board and committee meetings by Company management. The Board has established the committees described below to assist in performing its responsibilities.

        During the past year, your Board undertook a thorough review of its corporate governance guidelines and committee charters. Changes were made to these documents which incorporated various proposed or definitive legislative and regulatory changes. Our corporate governance guidelines and Board committee charters can be viewed by visiting our Internet site at www.firstenergycorp.com.

How many meetings did the Board hold in 2002?

        Your Board held 13 meetings during 2002. In 2002, during the period of their membership, all directors attended 75 percent or more of the meetings of the Board and of the committees on which they served.

What action has the Board taken to determine the independence of directors?

        The Board annually reviews the independence of its members. Based on its most recent review, all directors are independent, except Messrs. Burg and Alexander who are employees of the Company.

        The Board has adopted a policy of conforming to the definition of an "independent" director as promulgated from time to time by The New York Stock Exchange and the Securities and Exchange Commission. As currently defined by the Board, an independent director is one who has no material relationship with the Company, including as an employee within the past five years, through affiliation with an existing or former auditor of the Company within the past five years, or through an interlocking directorate in which an executive officer of the Company serves on the compensation committee of the employer of the director. Immediate family members of the director are similarly covered. This definition leaves to the Board the discretion to determine, on a case by case basis, what constitutes a "material relationship" with the Company.

What committees has the Board of Directors established?

        The Board has established the committees listed below. All committees are comprised of independent directors. The Biographical Information On Nominees And Directors section includes committee memberships.

Audit Committee

        The Audit Committee, whose members are independent as defined in the Company's Corporate Governance Guidelines, meets with management, financial personnel, internal auditors and the independent auditor to review the adequacy of the internal controls of the Company and the objectivity of financial reporting. Both the internal auditors and the independent auditor periodically meet alone with the Audit Committee and always have unrestricted access to the committee. The Audit Committee acts under a written charter adopted by the Board, which is attached to this proxy statement as Appendix A.

        This committee appoints the Company's independent auditor and is charged with reviewing and approving all services, including any non-audit services, performed for the Company by the independent auditor and for reviewing the related fees. The committee reviews the independent auditor's internal quality control procedures and reviews all relationships between the independent auditor and the Company, in order to assess the auditor's independence. The committee also reviews management's programs to monitor compliance with the Company's policies on business ethics and risk management. The committee establishes procedures to receive and respond to complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and allows for the confidential, anonymous submission of concerns by employees.

        The Board Audit Committee Report can be found on page 33 of this proxy statement. This committee is comprised of six members and met nine times in 2002.

Compensation Committee

        The Compensation Committee, whose members are independent as defined in the Company's Corporate Governance Guidelines, is primarily responsible for recommending to the Board the compensation for the five highest paid executive officers, reviewing and endorsing a compensation philosophy that supports competitive pay for performance and is consistent with the corporate strategy, and assisting the Board in establishing appropriate incentive compensation and equity-based plans. It also is responsible for administering such plans in order to attract, retain and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies, and growth in shareholder value. The Board Compensation Committee Report On Executive Compensation can be found on page 30 of this proxy statement. This committee is comprised of six members and met five times in 2002.

Corporate Governance Committee

        The Corporate Governance Committee, whose members are independent as defined in the Company's Corporate Governance Guidelines, was created in February of 2003 and assumed responsibilities which were previously delegated to a Nominating Committee. The purpose of this committee is to develop, administer, and recommend to the Board the corporate governance principles and to make recommendations to the Board concerning possible candidates to fill vacancies on the Board. The committee is responsible for assessing the size, composition, and current makeup of the Board in light of the operating requirements of the Company and for developing, monitoring, and recommending membership qualifications for the Board and all Board committees, including assessing director independence in light of the Company's Corporate Governance Guidelines. This committee is comprised of five members. The previously existing Nominating Committee met three times in 2002.

        The committee will consider nominees recommended by shareholders. These recommendations must be submitted in writing to the committee, in care of the Corporate Secretary of the Company, at least six months prior to the date of the Annual Meeting. Shareholder recommendations should be accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on the Board.

Finance Committee

        The Finance Committee, the majority of whose members must be independent as defined in the Company's Corporate Goverance Guidelines, is primarily responsible for monitoring and overseeing the Company's financial resources and strategies, reviewing dividend policy, capital structure policies, long- and short-term debt levels, the issuance of securities, and other appropriate financial matters, and approving terms of sales of Company securities when the Board does not exercise such powers. The committee also reviews the Company's financial forecasts, budgets, pension fund investments, and corporate insurance coverage. This committee is comprised of five members, all of whom are independent, and met three times in 2002.

Nuclear Committee

        The Nuclear Committee, the majority of whose members must be independent as defined in the Company's Corporate Governance Guidelines, is authorized and directed to monitor and make recommendations to both management and the Board regarding nuclear matters, including the operation of all nuclear units in which any subsidiary of the Company has an ownership or leasehold interest. The committee reviews the safety, reliability and quality of nuclear operations and the effectiveness of management systems for the identification of problems and potential problems. The Nuclear Committee is comprised of six members, all of whom are independent, and met nine times in 2002.

What is the current compensation of directors?

        A director who is also an employee of the Company receives no additional compensation for serving as a director. Directors who are not employees receive an annual retainer consisting of $30,000 in cash, which a director may elect to receive in common stock or to defer into either cash or stock, and $40,000 in equity in the form of common stock, which may be deferred; $1,500 for each Board and committee meeting which he/she attends; a fee of up to $1,500 for each day that he/she visits a Company office or facility, other than an office or facility at which a meeting of the Board or committee of which he/she is a member is held on such day, or attendance at an industry meeting at the request of the Company in connection with fulfilling his/her responsibilities as a director or member of a committee; and reimbursement for expenses related to attending meetings. In addition, the chair of each committee receives an additional annual retainer of $5,000.

        Directors can elect to allocate all or a portion of their cash retainers, meeting fees and chair fees to deferred stock or deferred cash. At the time of deferral, 20 percent is added to the funds allocated to deferred stock. Funds deferred into the stock account are used to purchase FirstEnergy common stock, and dividends on shares in this account are reinvested. Payouts are in FirstEnergy common stock. The 20 percent incentive amount and any appreciation on it are forfeited if the director leaves the Board within three years from the date of deferral for any reason other than retirement, disability, or death. Directors do not receive a 20 percent increase on the portion of their equity retainers allocated to deferred stock.

        Based on programs in effect at GPU, Inc. at the time of our merger on November 7, 2001, directors who served on the GPU Board of Directors were eligible to receive benefits in the form of personal excess liability insurance, personal accident insurance, medical insurance and an estate enhancement program. As of November 7, 2001, no new participants could receive these benefits. In aggregate, the Company paid in 2002 a total of $5,128 for the insurance coverages for Mr. Pietruski, Mr. Pokelwaldt, Ms. Rein, and Dr. Woolf. In 2000, Mr. Pietruski elected to participate in the estate enhancement program, and Mr. Trost elected to participate in 2001. This program involved a one-time outlay by GPU for each of these two directors for the purchase of life insurance policies, which outlays will be repaid from the future death benefits under the policies. As a result, the Company does not expect to incur any significant additional costs associated with this program. In addition, in 1997, GPU discontinued a board of directors' pension program. Directors who served prior to the discontinuation are entitled to receive benefits under the program. Current directors receiving pension payments include Mr. Trost and Dr. Woolf, who each received $30,931 in 2002. Mr. Pietruski and Ms. Rein elected to defer receiving their pension until they retire from the FirstEnergy Board.

ITEMS TO BE VOTED ON

Item 1—Election of Directors

        You are being asked to vote for Paul T. Addison, Dr. Carol A. Cartwright, William T. Cottle, Paul J. Powers, George M. Smart, and Dr. Patricia K. Woolf to serve on the Board of Directors for a three-year term, or until their successors are duly elected and qualified. Mr. Addison and Mr. Cottle are first-time nominees to serve on the Board.

        The Board of Directors currently consists of 16 members divided into three groups. Six nominees will be elected at this Annual Meeting to serve for a three-year term. The remaining directors will continue to serve as indicated in the Biographical Information On Nominees And Directors section, with five directors having terms expiring in 2004 and five directors having terms expiring in 2005. William F. Conway, a director of FirstEnergy or Centerior Energy since 1994 and current member of the Audit and Nuclear Committees, and Carlisle A. H. Trost, a director of FirstEnergy or GPU since 1990 and current member of the Corporate Governance and Nuclear Committees, are retiring from the Board in accordance with current Board membership rules and will not be candidates for re-election at the Annual Meeting. We are grateful for the leadership they have provided during their years of service to the Company. Their wisdom, knowledge, and judgment will be missed.

        Under the Company's Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason after being elected, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by the Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1.

Item 2—Ratification of the Appointment of Auditor

        You are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our auditor for the year 2003. Ratification requires the favorable vote of a majority of the votes cast.

        Your Board has appointed PricewaterhouseCoopers LLP, independent public accountants, as auditor to examine the books and accounts of the Company for the year 2003. A representative is expected to attend the meeting and will have an opportunity to make a statement and respond to appropriate questions. Refer to the Board Audit Committee Report on page 33 of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the year 2002.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.

        Effective with the completion of the year 2001 audits and related regulatory filings, Arthur Andersen LLP was dismissed as the independent accountant for the Company and its wholly-owned subsidiaries, Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company, Jersey Central Power & Light Company, Metropolitan Edison Company, and Pennsylvania Electric Company. On April 11, 2002, the Board approved the decision to change independent accountants upon the recommendation of its Audit Committee.

        The reports of Arthur Andersen LLP on the financial statements of the Company for the years 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than the reference in the 2001 audit report identifying a change in accounting principle for the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001. In connection with the audits for the years 2000 and 2001, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through April 11, 2002, there were no reportable events as defined in Securities and Exchange Commission Regulation S-K Item 304(a)(1)(v). The Company requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of such letter, as amended and dated May 9, 2002, is attached as Appendix B to this proxy statement.

        On April 11, 2002, the Company appointed PricewaterhouseCoopers LLP as its new independent accountant effective for the first quarter of 2002. During the two most recent fiscal years and through April 11, 2002, the Company has not consulted with PricewaterhouseCoopers LLP regarding either:

  (i)
  the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; nor
  (ii)
  any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 3—Reapproval of Material Terms of Performance Goals Under the Executive and Director Incentive Compensation Plan

        You are being asked to reapprove the material terms of the performance goals that determine the payment of performance shares and cash awards, and may affect the vesting of restricted stock, granted under the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (the "Plan"). This reapproval is required under Internal Revenue Service regulations in order to preserve the Company's federal income tax deduction when these payments are made to certain executive officers. Reapproval requires the favorable vote of a majority of the votes cast. These terms, which were approved by shareholders when the Plan was first implemented in 1998, remain unchanged; and reapproval does not represent an enhancement to executive compensation. YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PURPOSE OF THE PROPOSAL

        Section 162(m) of the Internal Revenue Code sets limits on the Company's federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other highest compensated executive officers whose compensation is reported in the Summary Compensation Table. "Qualified performance-based compensation," which can include compensation from stock options, stock appreciation rights, performance shares, cash awards and certain grants of restricted stock, is not subject to this deduction limit if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which the compensation is paid.

        In 1998 shareholders initially approved the Plan, including its performance goals. In 2001 and 2002 shareholders approved amendments to increase the number of shares that may be issued under the Plan. For performance share and cash awards and awards of restricted stock whose vesting depends on the attainment of performance goals, the Company is required by Internal Revenue Service regulations to obtain reapproval of the material terms of the performance goals every five years in order to preserve its deduction for amounts paid to the executive officers described above. The Meeting will be the first opportunity for shareholders to reapprove all of these material terms since the Plan was approved initially in 1998. If shareholders do not approve these material terms at the Meeting, no further grants of performance shares, cash awards or awards of performance-based restricted stock will be made under the Plan to the executive officers described above; however, the Compensation Committee will retain the right to award incentive compensation to each affected officer based on criteria as may be established by the Committee. In such event, a portion of the compensation may not be deductible by the Company for federal income tax purposes.

        The Company's deduction for stock options and stock appreciation rights awarded under the Plan will not be affected by the shareholder vote at the Meeting—the prior shareholder approvals noted above are sufficient to ensure that compensation from these awards are not subject to the Section 162(m) limit. Your vote at the Meeting will relate solely to the performance goals that determine the payment of performance shares, cash awards and certain restricted stock under the Plan.

Material Terms of the Performance Goals

        The material terms of the performance goals for performance share and cash awards and certain awards of restricted stock under the Plan consist of (i) the class of employees eligible to receive these awards; (ii) the types of business criteria on which the payouts for performance shares and cash awards, or the vesting of restricted stock, are based; and (iii) the maximum amounts of cash or shares that can be provided during a specified period to any employee for these types of awards under the Plan.

Eligible Class:

        Awards of restricted stock, performance shares and cash awards may be made only to individuals designated as key employees by the Compensation Committee. Any employee of the Company and its subsidiaries can be designated as a key employee.

Business Criteria:

        To determine the payments on performance shares and the vesting of restricted stock that will be subject to performance goals, the Compensation Committee sets performance goals over periods that it selects in advance. The performance goals are based on the attainment by the Company or its subsidiaries of specified levels of various measures, which may include total shareholder return, return on equity, return on capital, earnings per share, market share, stock price, sales, costs, net income, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, nuclear safety, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, and energy production availability. The Compensation Committee determines whether to measure performance under these business criteria in absolute terms or in comparison to the performance of other corporations.

        Payments of cash awards are subject to pre-established, objective, business-related performance measures selected by the Compensation Committee. The performance goals may include attainment of merger milestones, specified levels of customer satisfaction, service reliability, safety, tactical objectives, total shareholder return, expense control, revenue, margins, shareholder value added, and individual performance. The performance goals are measured over periods of one to five years. Depending on the extent that the goals are achieved, cash awards may range from 0 percent to 200 percent of the target award.

Maximum Amounts:

        The maximum number of shares of restricted stock that may be awarded to any employee in any calendar year is limited to 250,000 shares. Similarly, no more than 250,000 performance shares can be awarded to any employee for any calendar year.

        Payments on performance shares may be made in the form of cash, shares of the Company's common stock, or a combination of cash and stock as determined by the Compensation Committee. The amount payable in cash for performance shares in a calendar year with respect to any performance period may not exceed $2 million for any employee, and the maximum amount of shares of the Company's common stock that may be paid in lieu of cash cannot exceed $2 million in value at the time the payout is determined.

        For cash awards, the maximum amount payable in a calendar year to any employee with respect to any performance period may not exceed $2 million. If the employee elects to convert the cash award payout into restricted stock, the employee can receive shares having a market value on the day of the conversion of up to 20 percent more than the cash award.

Other Features of the Executive and Director Incentive Compensation Plan

        The Plan permits awards to be made to key employees in the form of stock options, stock appreciation rights and restricted stock that is not subject to the attainment of performance goals, as well as in performance shares, cash awards and performance-based restricted stock as described above. In addition, the Plan permits directors to apply all or part of their cash retainers to the purchase of Company common stock. Shareholders previously have approved these features of the Plan and are not being asked to reapprove these features at the Meeting. The Plan also permits directors to apply all or a part of their cash retainers to the acquisition of options to acquire Company stock; however, the Compensation Committee, which administers the Plan, has adopted a policy that this feature will no longer be available to directors.

        The number of shares of common stock that may be issued under the Plan is limited to 22.5 million, and no more than 75 percent of this amount may be issued in the form of restricted stock or performance shares. Shares purchased by the Company on the open market for issuance under the Plan are included in these totals. If an award lapses or is forfeited, the shares that would have been issued in connection with that award become available to be used for other awards. The limitations on the number of shares issuable under the Plan and the number of shares issuable in connection with awards not yet exercised or paid are subject to appropriate adjustments in the event of a stock split, stock dividend, merger, reorganization, recapitalization or other types of corporate transactions. Each grant of stock options, stock appreciation rights and restricted stock is evidenced by an award agreement in which the Compensation Committee sets the specific terms and conditions governing the award.

        The Plan provides for the grant of awards in the form of stock options. No more than 500,000 stock options may be granted to any participant in any calendar year. The Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonqualified options. The exercise price of each type of option cannot be less than the fair market value of the Company's common stock on the date of the grant based on the average of the high and low prices of the stock on that date. The fair market value of a share of the Company's common stock as of February 28, 2003, was $29.52. No option awarded may expire any later than ten years from the date of grant.

        As a general matter, under current federal income tax laws relating to grants of stock options, the grant of either an incentive stock option or a nonqualified option under the Plan will not result in taxable income to the participant, nor will the Company be entitled to a deduction for federal income tax purposes at the time of the option grant. In the case of a nonqualified stock option, under federal tax law, the participant may realize taxable income based on the difference between the exercise price and the fair market value of the shares received at the time the option is exercised, and the Company would be entitled to a corresponding deduction for federal income tax purposes. In the case of an incentive stock option, under federal tax law, the participant may be able to defer the realization of taxable income until the acquired shares are sold. In this case, the amount of taxable income will be based on the difference between the exercise price and the amount received in the sale, but certain conditions, including minimum holding periods, apply. If those conditions are satisfied, the Company is not entitled to any corresponding deduction for federal income tax purposes.

        Under the Plan, stock appreciation rights may be granted in lieu of, or in addition to, the grant of options or may be granted independently. Like options, the term of stock appreciation rights cannot exceed ten years. Stock appreciation rights allow the recipient of the rights to realize the value of the difference between the market price of the common stock at the time that the rights are granted and the market value of that stock when the rights are exercised. To the extent that the value of the stock has not increased during that time, the rights will have no value. The Plan provides that the maximum number of shares subject to stock appreciation rights granted to any individual in any calendar year is 500,000. The exercise of stock appreciation rights, whether paid in cash or stock, is considered to be an issuance of shares for purposes of these limits.

        As discussed above, shares of restricted stock also may be awarded under the Plan. The maximum number of shares of restricted stock that may be granted to any participant in any calendar year is 250,000 shares. Any shares of restricted stock awarded will be subject to restrictions on transferability, and any other restrictions that the Compensation Committee may impose, until the date on which the restrictions expire. During the period of restriction, the holder of restricted stock will be entitled to receive dividends on the restricted stock that generally are reinvested to purchase additional shares, which also are restricted, and will be entitled to exercise full voting rights with respect to the restricted stock. As discussed above, the Compensation Committee can (but is not obligated to) condition the vesting of restricted stock on the attainment of performance goals.

        Generally, upon a change of control of the Company, all stock options, stock appreciation rights, and restricted stock immediately vest, and all performance shares and performance cash awards are paid out in cash. Generally, a "change of control" includes the acquisition of the beneficial ownership of 50 percent of the outstanding shares of common stock or other voting stock of the Company, a change in the majority of the members of the Board of Directors, or a reorganization, merger, or dissolution of the Company.

        The Plan may be terminated, amended, or modified at any time by the Board of Directors. However, any amendment that would increase the number of shares of the common stock that can be issued under the Plan, change the designation of the employees who can participate in the Plan, materially increase either the cost of the Plan or the benefits to participants, or extend the period after the date of a grant during which stock options or stock appreciation rights may be exercised to more than ten years must be approved by shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3.

Item 4—Shareholder Proposal

        Once again, a shareholder has indicated that a proposal will be presented at the Annual Meeting which seeks to change the way your Board of Directors is elected. Currently your Board of Directors is divided into three classes. Each class serves for a term of three years, with one class, constituting approximately one-third of the Board, being elected each year at the Company's Annual Meeting of Shareholders. The shareholder proposal is designed to change this structure and requires that all directors be elected annually. Adoption of the proposal requires the affirmative vote of 80 percent of the shares entitled to vote at the Meeting. YOUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

        This is the sixth consecutive year this proposal has been made. In each of the last six years, your Board of Directors evaluated the changes requested by this proposal. The Board recently reviewed the issues raised in the proposal and again, for the reasons indicated below, continues to believe that the classified Board best serves the interests of the Company and its shareholders.

        Your Board believes that a classified board structure increases the likelihood of continuity and stability in the Board's business strategies and policies since generally two-thirds of the directors at all times will have had prior experience and familiarity with the business and affairs of the Company. This enables the directors to build on past experience and plan for a reasonable period into the future. Directors who have experience with the Company and knowledge about its business are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its shareholders. We also believe that the longer director term that is a component of a staggered board structure assists the Company in attracting director candidates.

        The shareholder proponent implies that directors elected to a classified Board are less accountable to shareholders than they would be if all directors were elected annually. We do not believe this to be true. The Board is held to ever increasing standards of accountability by its fiduciary duties and legal obligations under Ohio law. The Board addresses many important issues during the year and it disagrees with any suggestion that its attention to these issues is affected in any way by the timing of elections.

        As we have stated in the past, it is our belief that the present classified board structure has significant advantages over a system in which all directors are elected annually. For example, under the shareholder proposal, the whole Board could be replaced at the time of any takeover of the Company. This could place the Company at a distinct disadvantage since a classified board structure provides any potential acquirer with an incentive to negotiate with the Board rather than with a few large shareholders. While the classified board does not preclude a successful takeover offer, it allows the Board to negotiate terms or consider alternatives that maximize value for all shareholders, both large and small. In a situation in which someone is seeking to acquire the Company, because of our Board structure, holders of large blocks of Company stock will be less able to negotiate special concessions or terms at the expense of smaller shareholders.

        Finally, adoption of this proposal would not automatically result in the elimination of the classified board. Implementation of this proposal would require further action by shareholders to amend the Company's Code of Regulations. In order for shareholders to amend the Code of Regulations, the affirmative vote of 80 percent of the shares entitled to vote would be required. Your Board of Directors cannot change this requirement. Only the shareholders, by the same 80 percent majority, can do that. Further, currently elected directors will remain in office until the three-year term for which they were elected expires. Consequently, the phasing out of the classified board envisioned in the proposal cannot be completed until the third annual meeting following an amendment to the Code of Regulations.

        This proposal has been submitted previously and, on some occasions, including the past two years, has received a plurality of the votes cast. Your Board has taken the opportunity to seriously deliberate the merits of this issue before forming its position. Your Board continues to believe that the current Board structure is in the best interest of all shareholders. When voting, you also should take into account what you believe to be in the best interests of all shareholders of the Company, both large and small. THE BOARD ENCOURAGES YOU TO VOTE AGAINST THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                        Beginning of Shareholder Proposal

4 – ELECT EACH DIRECTOR ANNUALLY
ALLOW PROPOSAL TOPIC THAT WON 50%-PLUS YES VOTE AT 3 ANNUAL MEETINGS

Shareholders recommend that each director be elected annually. This proposal recommends that our company's governing documents be amended accordingly including company bylaws.

        Strong Institutional Investor Support

Twenty-five (25) proposals on this topic won an overall 63% approval rate at major companies in 2002. Source: "IRRC tally shows record support for shareholder proposals in 2002," IRRC June 14, 2002 news release. Annual election of each director is a key policy of the Council of Institutional Investors www.cii.org. The Council of Institutional Investors' recommendation is documented in the Council's "Corporate Governance Policies," "Core Policies," approved March 25, 2002.

Another Council policy is the adoption of shareholder proposals that win a majority of votes cast as this proposal topic did in 1999, 2001 and 2002. This Council policy is stated in the Council's "Corporate Governance Policies" under the heading "Board Accountability to Shareholders." The source for winning a majority of votes cast in 1999, 2001 and 2002 is IRRC Annual Meeting Report, FirstEnergy, April 2001 and IRRC Corporate Governance Bulletin, May—July 2001 and June—August 2002. Institutional investors own 62% of FirstEnergy stock. Source: Yahoo!® Finance Profile—FirstEnergy, Jan. 13, 2003.

        Our 50%-Plus Yes Votes in 1999, 2001 & 2002

This proposal topic won more than 50% of our yes-no vote at each of our 1999, 2001 and 2002 annual meetings—including our 59%-yes vote in 2002.

        Combined with a poison pill

Certain independent proxy analysts are concerned about a lack of annual election of each director, combined with a poison pill. Source: Annual Meeting Report, Northrop Grumman, April 1999, IRRC.

        Flaws in our Management's Response to this Topic

Our management's 2002 formal stand on this proposal topic focused on our management's prerogative to ignore 50%-plus shareholder votes.

        Serious about good governance

Enron and the corporate disasters that followed forced many companies to get serious about good governance. This includes electing each director annually. When the buoyant stock market burst, suddenly the importance of governance was clear. In a time of crises, a vigorous board can help minimize damage. Increasingly, institutional investors are flocking to stocks of companies perceived as being well governed and punishing stocks of companies seen as lax in oversight. Source: Business Week in "The Best & Worst Boards" cover-page report, October 7, 2002.

To protect our investment money at risk:

Elect Each Director Annually
Allow Proposal Topic That Won Our 50%—Plus Yes Vote at 3 Annual Meetings
Yes On 4

                        End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 4.

Item 5—Shareholder Proposal

        A shareholder has indicated an intention to present at the Annual Meeting a proposal that seeks to change the way the Company accounts in its financial statements for stock option grants to employees. In accordance with applicable law and accounting standards, the Company currently reports the effect of stock option programs in a comprehensive note to its Consolidated Financial Statements. The shareholder proposal would require that all future stock options be expensed in the Company's annual income statement. Adoption of the proposal requires the favorable vote of a majority of votes cast. YOUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

        The shareholder proposal does not seek to eliminate stock options as a legitimate form of compensation. Indeed, the shareholder proposal recognizes that stock options serve as an important component of the Company's overall compensation package. Your Board certainly shares this view as it has long considered employee stock option grants to be an important means of attracting, motivating, and retaining its most talented employees. To this end, the use of stock option grants at the Company has been modest, appropriate, and spread across the Company's management team, not just among the Company's senior executives. In fact, only about 13 percent of all options granted in fiscal year 2002 were to the Company's five highest paid executives. Stock options are a very powerful tool for aligning shareholder value with the creative talents of employees. Shareholders have demonstrated their support for this business strategy by approving the Company's existing stock option program. While the shareholder proposal does not seek to eliminate this valuable compensation tool, it does seek to change how the Company accounts for these options by suggesting that the Company's current reporting practice obscures true operational results. Your Board disagrees.

        The cost and effect of stock option grants is disclosed fully to investors in a note to the Company's Consolidated Financial Statements. Disclosure in this manner is more common than recognition as an expense on the income statement and is permitted by, and consistent with, applicable accounting standards. This note sets forth a detailed summary of stock option activity for the previous three years, including the number of options granted, exercised, and forfeited during such period and the number outstanding and exercisable as of the end of such periods. The disclosure also sets forth the weighted-average exercise price of stock options granted, exercised, forfeited, and outstanding. As required by the Financial Accounting Standards Board (later referred to as FASB), this requirement prominently discloses the pro forma impact on net income if a calculation of the options' estimated fair value were included in the Company's net income and earnings per share. This provides our shareholders the opportunity to consider this impact, without including what we believe to be subjective and speculative values in our financial results. Your Board believes that the "intrinsic value" (stock price less exercise price—if positive) approach used by the Company offers a more objective measure of compensation expense.

        The shareholder cites examples of companies and commentators who favor the expensing of stock options, the underlying implication being that this approach enjoys broad-based support. Your Board believes this to be untrue. There is clearly no consensus on the subject. Indeed, the debate regarding accounting for stock options is such an active one that the FASB solicited comments from its constituents relating to accounting for stock-based compensation, including the valuation of stock options. Further, the FASB published Statement No. 148, Accounting for Stock Based Compensation—Transition and Disclosure, which amends Statement No. 123 to require more prominent and more frequent disclosures regarding the effects of stock-based compensation. Lastly, the FASB has indicated that it is contemplating undertaking a more comprehensive reconsideration of accounting for stock options.

        The main argument against expensing options, which your Board finds compelling, is the inability to value them properly for expense purposes. The most widely-used methodology for valuing stock options for expense purposes is called the Black-Scholes model. But as other commentators have noted, this model can be a flawed approach as it is designed to value readily tradable stock options with relatively short lives and no vesting restrictions. The options granted to employees of our Company are not tradable and have long contractual lives with lengthy vesting schedules. Moreover, the Black-Scholes model also requires the input of other highly subjective assumptions including price volatility. In short, if but one subjective assumption is changed in this model it can materially affect the fair value estimate in the financial statements. If the intent of the shareholder proposal is to bring more clarity to the Company's financial statements by expensing options, it is easy to see how an opposite result would be the most likely consequence.

        Moreover, while this fair value estimate may be appropriate for understanding the potential pro forma effect of stock options on the Company's financial statements, your Board believes it is inappropriate to place this estimate within the Company's actual financial statements. This is particularly true when you consider that the actual value can vary dramatically in a volatile market from the estimate and the fact that current accounting rules do not provide for a year-end re-evaluation. Your Board strongly supports accuracy and clarity in financial statements. Including an estimate in financial statements for stock option costs which cannot be reliably measured hardly seems to be a step in that direction.

        In view of the enhanced disclosure requirements which have just taken effect, and the possibility of revised stock option accounting requirements emerging in the near future, your Board believes that, in this instance, it is in the best interest of shareholders for the Company to follow the most widely used industry practice and, to the extent there is uncertainty and debate, to await consensus and/or direction from the FASB prior to implementing any material change. We also believe that any reduction in earnings resulting from the expensing of options could place the Company at a relative disadvantage in the capital markets, especially since the proposed accounting treatment has not been standardized or widely adopted and is not required of our competitors. Your Board continues to believe that the current method of accounting for options is in the best interest of all shareholders. THE BOARD ENCOURAGES YOU TO VOTE AGAINST THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                        Beginning of Shareholder Proposal

Option Expensing Proposal

        Resolved, that the shareholders of FirstEnergy Corporation ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

        Statement of Support:    Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug. 16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

    There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

    For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

    Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free...

    When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

        Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

                        End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 5.

Item 6—Shareholder Proposal

        A shareholder has indicated an intention to present at the Annual Meeting a proposal which seeks to change the conditions for the exercise of stock options granted to the Company's senior executives. As with the shareholder proposal regarding the expensing of stock options, this proposal does not seek to eliminate the use of stock options as a legitimate form of compensation. Instead, the shareholder proposal would require that the exercise price of all future stock options granted to senior executives be linked to a peer group index. Adoption of the proposal requires the favorable vote of a majority of the votes cast. YOUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

        The Company's Compensation Committee, composed entirely of six independent members of the Board, has responsibility for the oversight of the Company's executive compensation program. The Committee works with independent consulting firms to inform itself of developments in the design of compensation plans and seeks to ensure that the total compensation program: (1) aligns the interests of executives with those of shareholders; (2) allows the Company to compete successfully with other companies for executive talent; and (3) appropriately links executive compensation to the Company's performance. Your Board and the independent Compensation Committee believe that the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (later referred to as the Plan), which provides for stock option grants and other forms of incentive compensation to executives, meets all three of these requirements, while an indexed stock option plan would not.

  •
  The Plan aligns the interests of executives with those of shareholders because the executive realizes value from the options when Company performance improves and there is a resultant increase in the Company's stock price that benefits all shareholders. Alignment of the interests of executives with those of shareholders is less clear under an indexed stock option plan, particularly when the option price decreases with a decline in the index. For example, in an indexed stock option plan, when the Company's stock price declines but the composite stock price of the other companies comprising the index declines both as an absolute matter and relative to the stock price of the Company, executive option holders benefit from the reduced option exercise price even though other shareholders of the Company have suffered a loss in market value.

  •
  Indexed options are not used widely, including by most companies with which the Company competes for executive talent. Because an indexed stock option plan may compare less favorably to the stock option plans of other comparable companies, your Board believes such a plan would place the Company at a competitive disadvantage in recruiting and retaining the most qualified executives.
  •
  As detailed in the Board Compensation Committee Report On Executive Compensation on page 30 of this proxy statement, a significant portion of an executive's overall compensation, in the form of medium- and long-term incentive awards, already is tied to the Company's actual performance relative to an industry peer group in order to achieve an appropriate balance in our compensation program and to ensure that the Company remains competitive. The Compensation Committee and your Board do not believe, however, that all such compensation should be so linked. With respect to stock options, your Board believes that their value to an executive should be tied directly to the Company's share price, which serves as our shareholders' most visible measure of the Company's performance.

        Further, implementation of the proposal would disqualify the Company's stock options as performance-based compensation under Internal Revenue Code regulations, thereby limiting the deductibility of compensation attributable to options to the ultimate disadvantage of the shareholders. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation expense over $1 million paid to specified executives. Performance-based compensation meeting IRS criteria is excluded from the calculation to determine whether the $1 million cap has been exceeded. The Company's current stock option program qualifies as performance-based compensation under IRS rules. To the extent that the exercise price of a stock option falls below the fair market value of the stock on the date of grant of the stock option, compensation arising from the exercise would not qualify as performance-based compensation and, thus, would be includable as compensation subject to the limits on deductibility. Implementation of the proposal could result in the denial of tax deductibility of compensation expense arising from the exercise of stock options by senior executives.

        Indexing the exercise price of options also would have serious accounting consequences on the Company's financial reporting. Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 provide the accounting and financial reporting guidance relative to stock options. Under these rules, executive compensation based on future performance is not required to be expensed on the Company's income statement in the same manner as an executive's salary, for example. However, indexing options could change this. The Company would have to report compensation expense over the term of the indexed stock options, based on the extent to which the fair market value of the Company's common stock exceeds the exercise price. Thus, if the proposal were adopted, additional compensation expense might have to be recognized in the income statement arising from indexing stock options, which would negatively impact the Company's reported financial performance as compared to other companies. Finally, to the extent that the proposal suggests that this mechanism will remove pressure to reprice options during a downturn in the industry, it should be noted that the Company has never repriced any options for any participant in the Plan.

        Your Board continues to believe that the existing executive compensation program best aligns executive incentives with the long-term interests of shareholders. THE BOARD ENCOURAGES YOU TO VOTE AGAINST THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                        Beginning of Shareholder Proposal

Indexed Options Proposal

        Resolved, that the shareholders of FirstEnergy Corp. (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

        Statement of Support:    As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. In our opinion, stock option grants can and do often provide levels of compensation well beyond those merited. In our opinion, it has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

        Stock options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors are a type of option that we believe address these concerns. The resolution requests that the Company's Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's proxy statement to compare 5 year stock price performance.

        Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

        At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. We urge your support for this important governance reform.

                        End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 6.

Item 7—Shareholder Proposal

        A shareholder has indicated that a proposal will be presented at the Annual Meeting which seeks to change the Company's shareholder rights plan. Your Board of Directors adopted the Company's shareholder rights plan in 1997 in order to ensure that each shareholder is treated fairly in any transaction involving an acquisition of control of the Company. The shareholder proposal is designed to change this structure and requires that the shareholder rights plan be redeemed and any future plan be approved by shareholders. Adoption of the proposal requires the favorable vote of a majority of the votes cast. YOUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

        Your Board of Directors reviewed the issues raised in the proposal and, for the reasons indicated below, believes that the current shareholder rights plan best serves the Company and its shareholders.

        The Company's shareholder rights plan is designed to protect shareholders in the event of certain unsolicited attempts to acquire control of the company, including a partial or two-tier tender offer that fails to treat all shareholders equally, a "creeping acquisition" of the Company by the purchase of stock on the open market, and other acquisition tactics that the Board believes are unfair to the Company's shareholders and are not in their best interests. Plans similar to the Company's plan have been adopted by a majority of the companies included in the S&P 500 Stock Index.

        A major function of the rights plan is to give your Board a greater period of time within which it can evaluate properly an acquisition offer. A second major function of the plan is to induce a bidder for the Company to negotiate with the Board and thus strengthen the Board's bargaining position, vis-a-vis the bidder, to the benefit of shareholders. The plan thus enables the Board, as elected representatives of the shareholders, to better protect and further the interests of all shareholders, both small and large, in the event of an acquisition proposal. The Board gains the opportunity and additional time to determine if an offer reflects the full value of the Company and is fair to all shareholders and, if not, to reject the offer or to seek an alternative that meets these criteria.

        Your Board's fiduciary duty to shareholders dictates that it evaluate the merits of each and every acquisition presented and seek to insure that any proposed business combination or acquisition delivers full value to shareholders. Terminating the plan by redeeming the rights would remove an important tool that your Board should have for the protection of shareholders. Your Board therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

        A 1997 study published by Georgeson & Company Inc., analyzing takeover data from 1992-1996, revealed that companies with shareholder rights plans received an additional $13 billion dollars in takeover premiums during the period from 1992 to 1996. The Georgeson study also concluded that (1) premiums paid to acquire target companies with shareholder rights plans were on average eight percentage points higher than premiums paid for target companies that did not have such plans, (2) the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid, and (3) rights plans did not reduce the likelihood that a company would become a takeover target. A further study conducted in 2000 by Randall A. Heron and Erik Lie found that shareholder rights plans contribute to increases in bid premiums and higher shareholder gains, while they do not materially alter the likelihood of takeover success. Thus, evidence suggests that rights plans serve their principal objectives: protection against inadequate offers and increased bargaining power resulting in higher value for shareholders.

        Your Board believes that the adoption of a shareholder rights plan is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of all shareholders. The adoption of such a plan accords with the Board's responsibilities for the management of the Company's affairs and the issuance of securities and does not require shareholder approval under the Ohio General Corporation Law or the rules of The New York Stock Exchange. The Company's rights plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. Instead, the plan strengthens the Board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of all shareholders' investment in the Company in the event of an attempt to acquire control of the Company. When voting, you also should take into account what you believe to be in the best interests of all shareholders of the Company, both large and small. THE BOARD ENCOURAGES YOU TO VOTE AGAINST THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                        Beginning of Shareholder Proposal

7 – OPEN UP POISON PILLS TO SHAREHOLDER VOTE
THIS TOPIC WON AN OVERALL 60%-YES VOTE AT 50 COMPANIES IN 2002

Shareholders recommend that our Board of Directors redeem any poison pill previously issued and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

This topic won an average 60%-yes vote at 50 companies in 2002 according to the Investor Responsibility Research Center Tabulation on Average Voting Results, December 2002.

        Harvard Report

A 2001 Harvard Business School report found that good corporate governance (which took into account whether a company had a poison pill) was positively related to company value. This report reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999. The Harvard Business School report is titled, "Corporate Governance and Equity Prices," July 2001.

Certain governance experts believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company. These experts include the investors cited in "Investors Will Pay for Good Governance," Directors & Boards, Fall 2001.

Fidelity, an $800 billion mutual fund giant, has withheld votes for directors since the 1980s at companies which approved poison pills, Wall Street Journal, June 12, 2002.

        Serious about good governance

Enron and the corporate disasters that followed forced many companies to get serious about good governance in my view. This includes the poison pill. When the buoyant stock market burst, suddenly the importance of governance was clear. In a time of crises, a vigorous board can help minimize damage.

A look back at Business Week's inaugural ranking of the best and worst boards in 1996 tells the story. For the 3 years after the list appeared, the stocks of companies with the best boards outperformed those with the worse boards by 2 to 1. Source: Business Week, "The Best and Worst Boards," October 7, 2002. Increasingly, institutional investors are flocking to stocks of companies perceived as being well governed and punishing stocks of companies seen as lax in oversight.

        Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds investing $1.5 trillion, called for shareholder approval of poison pills. The Council of Institutional Investors' recommendation is validated in Council Policies, Corporate Governance Policies, General Principles, Shareholder Voting Rights, Item 5.b., approved March 25, 2002.

In recent years, various companies have redeemed existing poison pills or sought shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Airborne, Inc. Source: The Motley Fool, June 13, 1997 for Columbia/HCA, Labors Money, Fall 2001 for McDermott International and Airborne, Inc. Feb. 15, 2002 news release for Airborne, Inc. Shareholders believe that our company should follow suit.

To protect our investment money at risk:

Open Up Poison Pills to Shareholder Vote
This topic won an overall 60%-yes vote at 50 companies in 2002
Yes on 7

                        End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 7.

BUSINESS RELATIONSHIPS AND TRANSACTIONS

        FirstEnergy Solutions Corp., a subsidiary of the Company, had a contract with Duck Creek Energy, Inc., under which it purchased variable amounts of gas at a fixed negotiated price. This contract expired in April of 2002. During 2002, FirstEnergy Solutions paid Duck Creek $353,249 for gas delivered under this contract. Some of this gas came from wells in which Mr. Russell W. Maier, a director, had a 10-15 percent ownership interest. As a result, Mr. Maier received approximately $9,600.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Company's common stock with the Securities and Exchange Commission and The New York Stock Exchange. The Company makes these filings for the convenience of the executive officers and directors. To the Company's knowledge, for the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers and directors were satisfied, with the exception of one transaction. Due to an oversight by the Company, one January 2002 stock option grant to Mr. Robert Savage, which was required to be reported on a Form 5 by February 14, 2003, was filed on a late Form 5 on March 20, 2003.

BIOGRAPHICAL INFORMATION ON NOMINEES AND DIRECTORS

Nominees for Election as Directors

  Terms expiring in the Year 2006:

Paul T. Addison — Retired in 2002 as Managing Director of Salomon Smith Barney (Citigroup) (a position held since 1997), an investment banking and financial services firm. Age 55.

Dr. Carol A. Cartwright — President since 1991 of Kent State University. Age 61. She is also a Director of the Davey Tree Expert Company, KeyCorp., and PolyOne Corporation. Director of the Company since 1997 and Director of Ohio Edison from 1992-1997.
Committees: Compensation, Corporate Governance

William T. Cottle — Mr. Cottle is retiring as of April 7, 2003, as Chairman, President and Chief Executive Officer (a position held since 2000) of STP Nuclear Operating Company (STPNOC), a nuclear operating company for the South Texas Project. President and Chief Executive Officer of STPNOC from 1997-2000. Age 57.

Paul J. Powers — Retired in 2000 as Chairman of the Board and Chief Executive Officer (a position held since 1987) of Commercial Intertech Corp., a hydraulic components and metal components manufacturer. Age 68. He is also a Director of GlobalSantaFe Corp., Twin Disc, Incorporated, and YORK International Corporation. Director of the Company since 1997 and Director of Ohio Edison from 1992-1997.
Committees: Compensation, Finance

George M. Smart — President since 2001 of Sonoco-Phoenix, Inc., a manufacturer of easy-opening lids. Chairman of the Board and President of Phoenix Packaging Corporation from 1993-2001. Age 57. He is also a Director of Unizan Financial Corp. Director of the Company since 1997 and Director of Ohio Edison from 1988-1997.
Committees: Audit, Compensation

Dr. Patricia K. Woolf — Consultant, author, and lecturer in the Department of Molecular Biology at Princeton University since 1991. Age 68. She is also a Director of Crompton Corporation. Director of the Company since 2001 and Director of GPU from 1983-2001.
Committees: Corporate Governance, Nuclear

Other Members of the Board

  Terms expiring in the Year 2004:

Robert B. Heisler, Jr. — Chairman of the Board and Chief Executive Officer since 2001 of KeyBank and Executive Vice President since 1994 of KeyCorp, a financial services company which provides investment management, retail and commercial banking, consumer finance, and investment banking products and services. President of Key Capital Partners from 1997-2000. Age 54. Director of the Company since 1998.
Committees: Compensation, Corporate Governance

Robert L. Loughhead — Retired in 1987 as Chairman of the Board, President and Chief Executive Officer of Weirton Steel Corporation, a manufacturer of steel products. Age 73. Director of the Company since 1997 and Director of Ohio Edison from 1980-1997.
Committees: Audit, Finance

John M. Pietruski — Chairman of the Board since 1990 of Texas Biotechnology Corporation, a pharmaceutical research and development company. Also President of Dansara Company, a management consulting firm. Age 70. He is also a Director of Hershey Foods Corporation, Lincoln National Corporation and PDI, Inc. Director of the Company since 2001 and Director of GPU from 1989-2001.
Committees: Compensation, Finance

Catherine A. Rein — President and Chief Executive Officer since 1999 of Metropolitan Property and Casualty Insurance Company, and Senior Executive Vice President since 1997 of Met Life, Inc. Age 60. She is also a Director of The Bank of New York, Inc. Director of the Company since 2001 and Director of GPU from 1989-2001.
Committees: Audit, Compensation

Robert C. Savage — President and Chief Executive Officer since 1973 of Savage & Associates, Inc., an insurance, financial planning and estate planning firm. Age 65. Director of the Company since 1997 and Director of Centerior Energy from 1990-1997.
Committees: Finance, Nuclear

  Terms expiring in the Year 2005:

Anthony J. Alexander — President and Chief Operating Officer of the Company since 2001. He also is President of various subsidiaries of the Company. President of the Company from 2000-2001. Executive Vice President and General Counsel of the Company, The Illuminating Company, Ohio Edison, and Toledo Edison from 1997-2000, and of Pennsylvania Power from 1999-2000. Age 51. He is also a Director of Ohio Edison, Pennsylvania Power, The Illuminating Company, Toledo Edison, Metropolitan Edison, Pennsylvania Electric, and many other subsidiaries of the Company. Director of the Company since 2002.

H. Peter Burg — Chairman of the Board and Chief Executive Officer of the Company since 2002. He also is President of Ohio Edison, Pennsylvania Power, The Illuminating Company, Toledo Edison, Metropolitan Edison, Pennsylvania Electric, and many other subsidiaries of the Company. Vice Chairman of the Board and Chief Executive Officer from 2001-2002, Chairman of the Board and Chief Executive Officer from 2000-2001, President and Chief Executive Officer from 1999-2000, and President and Chief Operating Officer from 1998-1999 of the Company. Age 56. He is also a Director of Ohio Edison, Pennsylvania Power, The Illuminating Company, Toledo Edison, Metropolitan Edison, Pennsylvania Electric, and many other subsidiaries of the Company. Director of the Company since 1997 and Director of Ohio Edison since 1989.

Russell W. Maier — President and Chief Executive Officer since 2002 of Michigan Seamless Tube, a specialized manufacturer of seamless mechanical and pressure tube for industrial applications. Retired in 1998 as Chairman of the Board and Chief Executive Officer of Republic Engineered Steels, Inc., a specialty bar producer. Age 66. Director of the Company since 1997 and Director of Ohio Edison from 1995-1997.
Committees: Audit, Nuclear

Robert N. Pokelwaldt — Retired in 1999 as Chairman of the Board and Chief Executive Officer (a position held since 1992) of YORK International Corporation, a supplier of heating, ventilating, air conditioning, and refrigeration equipment. Age 66. He is also a Director of Carpenter Technology Corporation, Intersil Corporation, and Mohawk Industries, Inc. Director of the Company since 2001 and Director of GPU from 2000-2001.
Committees: Audit, Finance

Jesse T. Williams, Sr. — Retired in 1998 as Vice President of Human Resources Policy, Employment Practices and Systems (a position held since 1996) of The Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. Age 63. Director of the Company since 1997 and Director of Ohio Edison from 1992-1997.
Committees: Corporate Governance, Nuclear

SECURITY OWNERSHIP OF MANAGEMENT

        The following table shows shares of stock beneficially owned as of February 28, 2003, by each director and nominee; the executive officers named in the Summary Executive Compensation Table; and all directors and executive officers as a group. Also listed, as of February 28, are shares deferred by executive officers under the Executive Deferred Compensation Plan and common stock equivalents credited to executive officers as a result of participation in incentive compensation plans.

Name	Class of Stock	Shares Beneficially Owned(1)	Deferred Shares and Common Stock Equivalents(2)
Paul T. Addison	Common	100
Anthony J. Alexander	Common	176,967	47,091
H. Peter Burg	Common	311,316	118,256
Earl T. Carey	Common	28,410	22,425
Dr. Carol A. Cartwright	Common	14,208
William F. Conway	Common	7,215
William T. Cottle	Common	100
Robert B. Heisler, Jr.	Common	16,320
Robert L. Loughhead	Common	8,664
Russell W. Maier	Common	13,188
Richard H. Marsh	Common	30,232	26,056
John M. Pietruski	Common	15,236
Robert N. Pokelwaldt	Common	3,439
Paul J. Powers	Common	17,516
Catherine A. Rein	Common	11,883
Robert C. Savage	Common	12,593
George M. Smart	Common	8,631
Carlisle A. H. Trost	Common	1,633
Leila L. Vespoli	Common	22,107	18,568
Jesse T. Williams, Sr.	Common	8,164
Dr. Patricia K. Woolf	Common	12,789
All Directors & Executive Officers as a Group	Common	933,706	369,021
(1)
Shares beneficially owned include (a) any shares with respect to which the person has a direct or indirect pecuniary interest and (b) shares that the person has the right to acquire beneficial ownership within 60 days of February 28, 2003 (Alexander - 65,292 shares; Burg - 169,715 shares; Carey - 22,811 shares; Heisler - 5,110 shares; Maier - 5,110 shares; Marsh - 25,149 shares; Savage - 5,110 shares; Vespoli - 14,750 shares; and all directors and executive officers as a group - 485,970 shares). The percentage of shares beneficially owned by any director or nominee, or by all directors and executive officers as a group, does not exceed one percent of the class owned.
(2)
Common stock equivalents represent the cumulative number of performance and phantom shares credited to each executive officer. The value of these equivalents is measured in part by the market price of the Company's common stock. Because final payments may vary due to performance factors (see the narrative under the Long-Term Incentive Plan Table), the value of an executive's common stock equivalents may not correlate directly with the stock's market price. Performance, phantom, and deferred shares do not have voting rights or other rights associated with ownership of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows all persons of which the Company is aware who may be deemed to be the beneficial owner of more than five percent of common shares of the Company as of December 31, 2002. This information is based on Securities and Exchange Commission Schedule 13G filings.

				Voting Power Number of Shares		Investment Power Number of Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Shares Outstanding
				Sole	Shared	Sole	Shared
State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02110	21,674,472	*	7.30%	7,772,741	13,104,215	21,502,010	172,462
Barclays Global Investors, N.A. (and affiliates) 45 Fremont Street, San Francisco, CA 94105	15,995,596		5.37%	15,977,389	0	15,977,389	0
FMR Corp. 82 Devonshire Street, Boston, MA 02109	25,757,225		8.65%	4,461,878	0	25,757,225	0
*State
Street disclaims beneficial ownership of these shares.

SUMMARY EXECUTIVE COMPENSATION TABLE

Long-Term Compensation
								Awards			Payouts
Annual Compensation
Name and Principal Position								Restricted Stock(2)		Securities Underlying Options	Long-Term Incentive Plan(3)(4)		All Other Compensation(5)
	Year	Salary		Bonus(4)		Other(1)
H. Peter Burg Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	989,511 821,176 765,616	$ $ $	406,186 631,719 383,546	$ $ $	15,424 16,580 8,540	$ $ $	439,080 0 2,775,000	200,000 200,000 200,000	$ $ $	1,386,412 496,162 458,198	$ $ $	59,780 52,461 40,488
Anthony J. Alexander President and Chief Operating Officer	2002 2001 2000	$ $ $	648,523 544,537 505,687	$ $ $	124,769 372,652 420,190	$ $ $	12,571 19,688 7,511	$ $ $	274,425 0 1,665,000	120,000 120,000 120,000	$ $ $	664,455 249,092 277,117	$ $ $	39,921 31,610 23,331
Richard H. Marsh Senior Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	357,129 315,708 295,198	$ $ $	127,064 176,128 81,881	$ $ $	13,731 9,031 4,354	$ $ $	36,590 0 0	35,000 40,000 40,000	$ $ $	316,421 152,759 64,084	$ $ $	43,725 27,787 15,087
Earl T. Carey Senior Vice President, FirstEnergy Service Company	2002 2001 2000	$ $ $	350,462 297,398 280,405	$ $ $	124,019 81,380 141,726	$ $ $	19,718 17,092 18,677	$ $ $	0 0 0	35,000 40,000 40,000	$ $ $	271,320 118,547 182,231	$ $ $	23,430 21,108 14,964
Leila L. Vespoli Senior Vice President and General Counsel	2002 2001 2000	$ $ $	319,264 258,097 200,227	$ $ $	145,226 269,228 168,069	$ $ $	16,893 8,619 15,773	$ $ $	109,770 0 0	35,000 40,000 15,000	$ $ $	146,724 29,950 12,381	$ $ $	34,238 22,367 12,600
(1)
Reimbursement for income tax obligations on perquisites.

(2)
Reflects the dollar value of any restricted common stock award on the date of the award, determined by multiplying the number of shares awarded by the closing market price of the Company's common stock on the award date. At December 31, 2002, the total number of all restricted stock holdings and values determined by multiplying the total number of restricted shares by the closing market price of the Company's common stock on December 31, 2002, were as follows: Burg — 122,079 shares ($4,024,940); Alexander — 88,559 shares ($2,919,790); Marsh — 1,035 shares ($34,128); Vespoli — 3,105 shares ($102,384). Dividends on restricted shares are reinvested into additional shares which also are restricted. Restricted shares cannot be sold by the executive during the restricted period, and these shares can be forfeited if the executive leaves the Company prior to the end of the restricted period.

(3)
Represent payouts of long-term incentive opportunities under the Executive Incentive Compensation Plan.

(4)
Amounts shown in the Bonus and Long-Term Incentive Plan (later referred to as the LTIP) Payouts columns include bonus and LTIP payouts deferred under the Executive Deferred Compensation Plan (later referred to as the EDCP). Under the terms of the EDCP, an executive may defer all or a portion of his/her bonus and/or long-term incentive payment into common stock equivalents in a Stock Account at the then current FirstEnergy stock price. As an incentive to executives to increase their ownership in the Company, any amounts deferred into the Stock Account are increased by 20 percent. During the three-year period following deferral, dividend equivalents are credited to the Stock Account and are converted to additional common stock equivalents. At the end of the three-year period, the common stock equivalents are valued based on the then current FirstEnergy common stock price, and the Stock Account is paid out as stock unless the executive has elected to defer the proceeds further into a Retirement Stock Account within the EDCP. If the executive resigns or is terminated for cause during the three-year period following deferral, the 20 percent incentive amount and any appreciation on it are forfeited.

The 20 percent incentive amounts for reported 2002 Bonus or LTIP Payout deferred into Stock Accounts in 2003, which are included in the Bonus and LTIP columns above, were as follows: Burg-$133,858; Alexander-$-0; Marsh-$33,388; Carey-$0; Vespoli-$8,360. The 20 percent incentive amounts for reported 2001 and 2000 Bonus or LTIP Payout deferred into Stock Accounts, which are included in the Bonus and LTIP columns above, were as follows: Burg-2001-$47,904, 2000-$44,239; Alexander-2001-$0, 2000-$53,260; Marsh-2001-$16,012, 2000-$8,127; Carey-2001-$17,995, 2000-$17,299; Vespoli-2001-$1,965, 2000-$7,962.

(5)
For 2002, amount is comprised of (1) matching Company common stock contributions under the tax-qualified Savings Plan: Burg-$6,847; Alexander-$7,700; Marsh-$2,957; Carey-$7,700; Vespoli-$7,700; and (2) above market interest earned under the Executive Deferred Compensation Plan: Burg-$52,933; Alexander-$32,221; Marsh-$40,768; Carey-$15,730; Vespoli-$26,538.

LONG-TERM INCENTIVE PLAN TABLE — AWARDS IN 2002

			Estimated Future Payouts Under Non-Stock Price Based Plan
		Performance or Other Period Until Maturation or Payout
Name	Number of Performance Shares		Below Threshold	Threshold	Target	Maximum
H. P. Burg	20,156	3 years	$0	$354,305	$708,610	$1,062,915
A. J. Alexander	11,636	3 years	$0	$204,540	$409,080	$613,620
R. H. Marsh	4,644	3 years	$0	$81,640	$163,280	$244,920
E. T. Carey	4,351	3 years	$0	$76,480	$152,960	$229,440
L. L. Vespoli	4,057	3 years	$0	$71,320	$142,640	$213,960

        Each executive's target long-term award was converted into the number of performance shares shown above, calculated using the average of the high and low stock prices of the common stock on the last trading day in 2001. These shares were placed into an account in the executive's name for a three-year period that will end on December 31, 2004. During this three-year performance period, an amount equal to the dividend for a share of common stock will be credited to this account for each performance share in the account on the date that the common stock dividends are paid. These dividend equivalents will be converted into additional performance shares based on the closing price of FirstEnergy common stock on that day. At the end of the three-year performance period, the executive's account will be valued based on the average of the high and low prices on the last trading day in 2004.

        The final account value may be adjusted upward or downward based upon the total shareholder return of FirstEnergy common stock relative to an energy services company index during this three-year period. If the total shareholder return ranking is at or below the 40th percentile, no long-term award will be paid. If the total shareholder return ranking is at or above the 86th percentile, the award payout will be 150 percent of the account value. Award payouts for a ranking between the 40th and 86th percentile will be interpolated between 50 and 150 percent.

        The final value of an executive's account, if any, will be paid to the executive in cash early in the year 2005. Executives also may elect to defer the receipt of any Long-Term Incentive Program award in accordance with the provisions of the Executive Deferred Compensation Plan. If an executive retires, dies, separates due to disability, or separates for a reason that the executive qualifies for and elects severance prior to the end of the three-year period, the value of the account will be decreased based on the number of months worked during the period. However, an executive must work at least twelve months during the three-year period to be eligible for an award payout.

STOCK OPTIONS GRANTED IN 2002

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Date Exercisable		Grant Date Present Value(1)
H. P. Burg	200,000	5.88%	$34.45	4/01/12	4/01/03	(2)	$1,284,740
A. J. Alexander	120,000	3.53%	$34.45	4/01/12	4/01/03	(2)	$770,844
R. H. Marsh	35,000	1.03%	$34.45	4/01/12	4/01/03	(2)	$224,830
E. T. Carey	35,000	1.03%	$34.45	4/01/12	4/01/03	(2)	$224,830
L. L. Vespoli	35,000	1.03%	$34.45	4/01/12	4/01/03	(2)	$224,830
(1)	Grant Date	Dividend Yield	Risk-Free Rate	Annual Turnover Rate	Price Volatility	Option Term (in Years)	Black- Scholes Value
	4/01/02	4.37%	4.56%	0.22%	23.3117%	8.13	$6.4237
(2) Vests in 25 percent increments annually on April 1 starting on April 1, 2003.

AGGREGATED STOCK OPTIONS EXERCISED IN 2002
AND STOCK OPTION VALUES AT DECEMBER 31, 2002

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2002 Exercisable/Unexercisable
H. P. Burg	0	$0	92,012/627,703	$622,238/$2,330,279
A. J. Alexander	40,000	$551,500	18,925/376,367	$ 59,614/$1,431,138
R. H. Marsh	20,000	$264,800	8,796/122,603	$ 27,707/$ 539,969
E. T. Carey	20,000	$261,800	7,543/121,518	$ 23,760/$ 536,606
L. L. Vespoli	0	$0	6,000/ 90,000	$ 52,140/$ 301,500

EQUITY COMPENSATION PLAN INFORMATION

Summary Table

        The following table contains information as of December 31, 2002, regarding compensation plans for which shares of FirstEnergy common stock may be issued.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	9,783,738	(1)	$29.13	11,420,337	(2)
Equity compensation plans not approved by security holders	0		N/A	1,312,393
Total	9,783,738		$29.13	12,732,730
(1)
Represents shares of common stock that could be issued upon exercise of outstanding options granted under the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (later referred to in these notes as the Plan). This number does not include 649,892 shares of common stock that could be issued upon exercise of outstanding options granted under plans assumed by FirstEnergy in acquisitions. The aggregate weighted-average exercise price of all outstanding options under the assumed plans is $26.30. FirstEnergy cannot grant additional options under the assumed plans.

(2)
Includes an indeterminate number of common shares that may be issued upon the settlement of 536,682 outstanding performance shares granted under the Plan, as well as upon the settlement of future grants of performance shares, stock appreciation rights and restricted stock under the Plan. If certain corporate performance goals are attained, performance shares can be paid in the form of cash or common stock, at the discretion of the Compensation Committee. Stock appreciation rights also may be settled in the form of cash or common stock at the discretion of the Compensation Committee. No grants of stock appreciation rights have been awarded under the Plan. Restricted stock always is issued in the form of common stock. Of the total shares available for future issuance reported above, no more than 8,565,253 common shares may be issued in connection with performance shares or restricted stock granted under the Plan.

Equity Compensation Plans Not Approved by Shareholders

Executive Deferred Compensation Plan

        Under the Executive Deferred Compensation Plan, employees can defer a portion of their short-term incentive award and/or long-term incentive award into an unfunded FirstEnergy Stock Account to receive vested stock units. A 20 percent premium is received in the form of stock units based on the amount allocated to the FirstEnergy Stock Account which vests after a three-year period. Dividends are calculated quarterly for outstanding stock units, based on dividends paid on FirstEnergy common stock, and are paid in the form of additional stock units. Upon withdrawal, stock units are converted to FirstEnergy shares. Payout typically occurs three years from the date of deferral; however, an election can be made in the year prior to the payout to defer units further into a retirement stock account that will pay out in cash upon retirement.

Director Deferred Compensation Plan

        This plan is described under "What is the current compensation of directors?" on page 7.

SEVERANCE AGREEMENTS AND OTHER CONTRACTS

        For the executives listed in the Summary Executive Compensation Table, separate severance agreements are currently in effect with H. Peter Burg, Anthony J. Alexander, Richard H. Marsh, and Leila L. Vespoli. These agreements provide for the payment of severance benefits if the individual's employment with FirstEnergy or its subsidiaries is terminated under specified circumstances within three years after a change in control of FirstEnergy. A change in control includes the acquisition of the beneficial ownership of 50 percent or more of the outstanding shares of common stock or other voting stock of the Company, a change in the majority of the members of the Board of Directors, or a reorganization, merger, or dissolution of the Company. The agreements are intended to ensure that the individuals are free from personal distractions in order to put in place the best plan for shareholders when a change of control is occurring or perceived as imminent. The principal severance benefits under each agreement include payment of the following when the individual is terminated or resigns for good reason, which generally is defined as a material change, following a change of control, inconsistent with the individual's previous job duties or compensation:

  •
  the individual's base salary and accrued benefits through the date of termination, including a pro-rata portion of the annual and all deferred long-term incentive awards earned;

  •
  2.99 times the sum of the individual's base salary plus the average of his/her annual incentive compensation awards over the past three years;

  •
  Supplemental Executive Retirement Plan (later referred to as the SERP) benefits as follows: if the individual is less than age 55 at termination, the benefit is calculated as if he/she were age 55, offset by compensation earned from subsequent employers until age 55, at which time it then will be offset by pension benefits and, at age 62, further offset by Social Security payments; if the individual is between age 55 and 62 at termination, the benefit is calculated in accordance with the SERP and will be offset by Social Security payments beginning at age 62; if the individual is age 62 or more at termination, the benefit is calculated in accordance with the SERP;

  •
  continuation of group health and life insurance, as if the individual had retired at the greater of his/her current age or age 55, and the greater of his/her current years of service or actual years of service at age 55; and

  •
  payment of legal fees and expenses as well as any excise taxes resulting from the agreement.

        The severance pay agreements have initial three-year terms and are renewed automatically each year for an additional year unless expressly discontinued by the Board. After a change in control, if the individual resigns, he/she is prohibited for two years from working for or with competing entities.

EXECUTIVE RETIREMENT PLAN

        The FirstEnergy System Supplemental Executive Retirement Plan (later referred to as the SERP) is limited to eligible executives. At normal retirement, eligible senior executives, including all of the officers listed in the Summary Executive Compensation Table, who have five or more years of service with the Company or its subsidiaries, are provided a retirement benefit. This benefit is equal to the greater of 65 percent of the executive's highest annual salary, or 55 percent of the average of the executive's highest three consecutive years of salary plus annual incentive awards paid after January 1, 1996, and paid prior to retirement. The SERP benefit is reduced by the executive's pensions under tax-qualified pension plans of the Company or other employers, any supplemental pension under the Company's Executive Deferred Compensation Plan, and Social Security benefits. In some cases, the executive's tax-qualified pension and supplemental pension may exceed the SERP benefit. Subject to exceptions that might be made in specific cases, senior executives retiring prior to age 65, or with less than five years of service, or both, may receive a similar but reduced benefit. The SERP also provides for disability and surviving spouse benefits. As of the end of 2002, the estimated annual retirement benefits of the executive officers listed in the Summary Executive Compensation Table at age 65 from these sources were: Burg-$687,938; Alexander-$423,547; Marsh-$238,903; Carey-$241,015; and Vespoli-$207,521.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        FirstEnergy's executive compensation program is administered by the Compensation Committee of the Board of Directors (later referred to in this report as the Committee), which has responsibility for monitoring the executive compensation programs of the Company to determine whether they are coordinated properly and achieving their intended purpose. The Committee is comprised of six directors listed at the end of this report, none of whom is an employee of the Company, and each of whom qualifies as a non-employee director for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934 and as an outside director for the purposes of Section 162(m) of the Internal Revenue Code. Also, as provided for in the Company's Corporate Governance Guidelines, each member qualifies as independent as defined from time to time by The New York Stock Exchange and the Securities and Exchange Commission.

        In 2002, the Company reviewed its compensation practices surrounding executives and directors. As a result, the Company has updated the Committee charter to reflect the criticality of its role in aligning executive and director pay with shareholders' interests, and the Company has revised its compensation philosophy to address the current business environment. Also, the Committee has retained an independent consultant to advise it on compensation matters.

Committee Charter

        In accordance with the revised charter, the purpose of the Committee is:

  •
  To discharge the responsibilities of the Board of Directors relating to compensation of the five highest paid executives, including the CEO, and to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations;

  •
  To review and endorse a compensation philosophy that supports competitive pay for performance and is consistent with the corporate strategy; and

  •
  To assist the Board in establishing the appropriate incentive compensation and equity-based plans and to administer such plans in order to attract, retain and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies and growth in shareholder value.

        To assist the Committee in fulfilling its charter obligations, the Committee established an annual work plan and meeting agendas that include executive sessions which are held without the presence of management.

        The actual charter may be found on the Company's Internet site at www.firstenergycorp.com.

Philosophy

        The Company restated its executive compensation philosophy, which includes the following elements:

  •
  The total compensation will reflect a pay-for-performance orientation under which a significant portion of actual total compensation will reflect corporate, business unit, and individual performance;

  •
  Base salaries generally will be targeted at or near the median competitive levels in the associated peer group. Variations above or below median levels will be used to reflect the relative responsibilities of the position within FirstEnergy to facilitate internal equity. Further, base salaries will reflect the individual qualifications, experience, and sustained performance level of the individual;

  •
  Generally, the peer group used to define competitive levels of compensation will be the integrated energy services industry. In addition, consideration will be given to competitive data from general industry in circumstances where that is the relevant pool in which we compete for talent;

  •
  Incentive opportunities will allow executives to achieve total compensation in the 75th percentile of the relevant peer group if both corporate and individual performance are superior, but will have a significant downside if corporate and/or individual performance is below minimum standards (later referred to as threshold);

  •
  The proportion of pay at risk will increase as an executive's level of responsibility increases. Incentive opportunities will be designed to align with the long-term interests of shareholders. An appropriate balance of annual, medium-term and longer-term incentives will facilitate the retention of talented executives, reward long-term strategic results and encourage stock ownership;

  •
  Short-term incentive opportunities will be based on a combination of corporate, business unit and individual goals. As an executive's level of responsibility increases, a greater percentage of the annual incentive will be based on corporate goals. Corporate goals should reflect the targeted performance objectives for the year and should be weighted heavily to financial targets; and

  •
  Medium- and long-term incentive awards will reflect actual performance relative to a peer group for those measures that lend themselves to that approach.

Use of Outside Consultants

        The Committee, after a comprehensive search, employed an outside consultant to assist it in carrying out its responsibilities. The consultant will be an independent advisor to the Committee. The Committee is able to select, dismiss, and approve any financial arrangement with the consultant. The consultant also may assist management in performing duties delegated by the Committee.

CEO Pay

        The salary column in the Summary Executive Compensation Table (later referred to as the Table) lists the 2002 base salary of Mr. Burg, including salary deferred into the FirstEnergy Corp. Executive Deferred Compensation Plan and/or the FirstEnergy Savings Plan. In accordance with the Company's 2002 pay philosophy, Mr. Burg received a base salary similar to that of CEOs at similar-size energy service companies.

        Under the Executive Incentive Compensation Plan (later referred to as the Incentive Plan), Mr. Burg, at the beginning of the year, received a target short-term incentive opportunity and a target long-term incentive opportunity. For 2002, 60 percent of Mr. Burg's total target cash compensation was put at risk in the form of incentive compensation. This amounted to a target short-term incentive opportunity of $759,225 and a target long-term opportunity of $708,610.

        The Committee approved six financial and operational objectives for Mr. Burg in 2002. These objectives related to the achievement of confidential target levels regarding earnings per share; shareholder value added; merger savings; customer service excellence; the performance of the Company's nuclear facilities, including nuclear safety, as measured by an industry index; and overall employee safety. The financial measures received the heaviest weighting in Mr. Burg's target short-term incentive opportunity.

        No awards are given for performance that is below threshold. Awards for operational performance range from 50 percent of target for performance at threshold to 150 percent of target for outstanding performance. Awards for financial performance range from 50 percent of target for performance at threshold to 200 percent of target for outstanding performance. Based on the level of 2002 achievement of the above objectives, Mr. Burg received a short-term incentive award of $406,186 which was 46 percent below his target. Mr. Burg's below-target award reflects shortfalls against financial and nuclear targets.

        The Committee also approved a restricted stock award for Mr. Burg due to his contributions in the successful completion of the merger with GPU, Inc. Mr. Burg received an award of 12,000 shares.

        The Committee approved a long-term incentive opportunity with the payout based on the performance of the Company's common stock, both on an absolute basis and as compared to an index of peer companies, between January 1, 2002, and December 31, 2004. This award will be paid out in early 2005, if the applicable performance threshold has been met. The long-term program is described in the narrative under the Long-Term Incentive Plan Table.

        The Committee approved grants of non-qualified stock options to Mr. Burg and other key executives in April of 2002. The details of the grants for Mr. Burg and the other named executive officers are listed in the Stock Options Granted In 2002 Table.

        In accordance with the Incentive Plan in effect in 2000, Mr. Burg received an incentive opportunity with a term of three years from 2000 through 2002. The terms and conditions of this long-term grant were reported in the FirstEnergy Corp. Proxy Statement for that year. Based on the level of achievement, Mr. Burg's payout under the 2000 long-term incentive program was $1,386,412.

Share Ownership Guidelines

        The Committee approved share ownership guidelines for the top executives of the Company. Options to acquire Company stock are not included in these ownership guidelines. The ownership levels, defined as a multiple of salary, are as follows:

Chairman & CEO	5 times
President & COO	4 times
Senior Vice Presidents and the Equivalent	3 times
Vice Presidents and the Equivalent	1-2 times

        The majority of the executives are already at the designated ownership level and the remaining executives are expected to reach their designated levels within three to five years.

Preserving Tax Deductibility of Executive Compensation

        Recognizing that competitive compensation levels for senior executive officers at a corporation the size of FirstEnergy may exceed the $1 million deduction limit of Section 162(m) of the Internal Revenue Code, it is the Committee's policy to structure executive compensation plans to maximize the deductibility of executive compensation by minimizing the compensation subject to this limit. In furtherance of this policy, shareholders are being asked to reapprove the material terms of the performance goals stated in the FirstEnergy Corp. Executive and Director Incentive Compensation Plan.

Compensation Committee:	John M. Pietruski (Chair), Dr. Carol A. Cartwright, Robert B. Heisler, Jr., Paul J. Powers, Catherine A. Rein, George M. Smart

BOARD AUDIT COMMITTEE REPORT

        The Board Audit Committee (later referred to in this report as the Committee) oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

        The Committee reviewed and discussed with the independent auditors, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Included in this discussion were the matters required by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which included their judgments as to the propriety of the application of accounting principles by the Company.

        The Committee received the written communications from the independent auditors regarding their independence from the Company as required by the Independence Standards Board's Standard No. 1, "Independence Discussions With Audit Committees," and discussed that matter with the independent auditors.

        The Committee discussed with the Company's internal and independent auditors the overall scope, plans and results of their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting process.

        Based on the above reviews and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The following is a summary of the fees paid by the Company to its independent auditor, PricewaterhouseCoopers LLP, for services provided during the year 2002:

AUDIT FEES

        PricewaterhouseCoopers LLP billed the Company an aggregate of $2,328,006 in fees for professional services rendered in connection with the audit of the Company's financial statements and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q.

ALL OTHER FEES

        PricewaterhouseCoopers LLP billed the Company an aggregate of $1,114,749 in fees for other services rendered to the Company and its affiliates. In most cases, these fees were for services provided prior to PricewaterhouseCoopers LLP being engaged as the Company's independent auditor. These fees are related to the following:

Other Assurance	$580,067
Tax Services	263,673
Other Services	271,009

        The Committee has considered whether the non-audit services rendered by the independent auditor are compatible with the auditor maintaining its independence. While it believes that the non-audit services rendered by the independent auditor during the year 2002 are compatible with the auditor maintaining its independence, the Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent auditor cannot be engaged to perform non-audit services, other than services that require an expertise that is exclusive to that firm. The policy further states that any engagement of the independent auditor to perform audit-related services in excess of specified limits must be approved in advance by the Committee, and that all other audit-related services must be approved in advance by the Vice President and Controller. Any engagement of the independent auditor for non-audit related services that is based on an expertise that is exclusive to them must be specifically approved in advance by the Committee.

Audit Committee:	George M. Smart (Chair), William F. Conway, Robert L. Loughhead, Russell W. Maier, Robert N. Pokelwaldt, Catherine A. Rein

SHAREHOLDER RETURN — PERFORMANCE COMPARISON GRAPHS

        The following graphs show the total annual return from an investment in the Company's common stock compared with the total annual returns in the Edison Electric Institute's Index of Investor-Owned Electric Utility Companies (referred to below as the EEI Index) and the Standard & Poor's 500 Index of widely held common stocks (referred to below as the S&P 500 Index). The top graph shows the total annual returns by year. The bottom graph provides the cumulative value of a $100 investment on December 31, 1997. Total return represents stock price changes plus the reinvestment of dividends in the stock.

TOTAL ANNUAL RETURNS

TOTAL RETURN CUMULATIVE VALUES
($100 Investment on December 31, 1997)

Appendix A

AUDIT COMMITTEE CHARTER

Purpose

        The purpose of the Audit Committee (the "Committee") is:

        1.      To assist Board oversight of:

          (a)    The integrity of the Company's financial statements;

          (b)  The Company's compliance with legal, risk management and regulatory requirements;

          (c)    The independent auditor's qualifications and independence;

          (d)  The performance of the Company's internal audit function and independent auditor; and

          (e)    The Company's systems of internal control with respect to the accuracy of financial records, adherence to Company policies and compliance with legal and regulatory requirements.

        2.      To prepare the report that SEC rules require be included in the Company's annual proxy statement; and

        3.      To perform such other duties and responsibilities enumerated in this Charter.

        The Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary.

Composition

        The Committee shall be comprised of not fewer than three members of the Board, as shall be determined from time to time by the Board. The Board shall appoint the members of the Committee upon the recommendation of the Corporate Governance Committee. No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

        Each member shall qualify as independent as defined in the Corporate Governance Guidelines. The Board shall endeavor to appoint at least one member to the Committee who is an "Audit Committee Financial Expert" as such term may be defined from time to time by the SEC.

        All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

Responsibilities and Authority

        The Audit Committee has the following responsibilities and authority:

        1.      Annually, the Committee shall select and employ the Company's independent auditor, subject to shareholder ratification of the selection, if such ratification is required or sought. The independent auditor shall audit the books and accounts of the Company and its subsidiaries for the fiscal year for which it is appointed.

        2.      Except as otherwise stated herein, the firm serving as the independent auditor for the Company may not be retained to provide non-audit related services to the Company or any of its subsidiaries. This also applies to non-audit related services received by the Company's subsidiaries from other accounting firms serving as their independent auditors. In the event that non-audit related services for a project can reasonably be provided only by the independent auditor due to expertise that is exclusive to that firm or for any other reason that the Committee deems necessary, and provided that the engagement of such non-audit related services is in compliance with all applicable legal and regulatory requirements promulgated from time to time by the SEC and the NYSE, the Committee must specifically approve such arrangements before the auditor may be engaged to provide that service. Notwithstanding the foregoing, the independent auditor for the Company is prohibited from providing the following non-audit services to the Company or any of its subsidiaries:

          (a)    Bookkeeping or other services related to the accounting records or financial statements of the Company or any of its subsidiaries;

          (b)  Financial information systems design and implementation;

          (c)    Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

          (d)  Actuarial services;

          (e)    Internal audit outsourcing services;

          (f)    Management functions or human resources;

          (g)    Broker or dealer, investment advisor or investment banking services;

          (h)  Legal services and expert services unrelated to the audit; and

          (i)    Any other services that the Public Accounting Oversight Board determines, by regulation, is impermissible.

        The Committee must pre-approve any audit-related service that is not considered part of the annual audit if the cost of that service is estimated to exceed $100,000.

        3.      In connection with the Committee's approval of non-audit services, the Committee shall consider whether the independent auditor's performance of any non-audit services is compatible with the external auditor's independence.

        4.      The Committee shall establish the Company's hiring policies for employees or former employees of the Company's independent auditors.

        5.      At least annually, the Committee shall obtain and review a report by the independent auditor describing:

          (a)    the independent auditor's internal quality control procedures;

          (b)  any material issues raised by the most recent internal quality control review or peer review of the independent auditor's firm, or by any publicly disclosed inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor's firm, and the steps taken to deal with those issues; and

          (c)    all relationships between the independent auditor and the Company, in order to assess the auditor's independence.

        6.      The Committee shall also review any report by the independent auditor describing:

          (a)    critical accounting policies and practices used by the Company;

          (b)  alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          (c)    any other material written communication between the independent auditor's firm and the Company's management.

        7.      The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports filed with the SEC.

        8.      The Committee, as a whole or through the Chair, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor and the external auditor prior to filing of the Company's Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

        9.      The Committee shall review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for Forms 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

        10.    In connection with its review of the Company's financial statements, the Committee shall review and discuss with management, the internal auditor and the independent auditor the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented.

        11.    The Committee shall review with the independent auditor any audit problems or difficulties and management's response to them. The Committee shall review any significant findings and recommendations of the internal auditing function together with management's responses.

        12.    Based on its review and discussions with management, the internal auditor and the independent auditor, the Committee shall recommend to the Board whether the Company's financial statements should be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

        13.    Even though the Committee shall not be required to pre-approve or discuss in advance each earnings release or each instance in which the Company may provide earnings guidance, the Committee shall generally discuss press releases related to the Company's earnings, as well as financial information and earnings guidance provided to financial analysts and rating agencies.

        14.    The Committee shall meet separately, periodically, with management, with internal auditors, with independent auditors, and with the general counsel.

        15.    The Committee shall review, based on the recommendation of the independent auditors and the Company's internal audit function, the scope and plan of the work to be done by the Company's internal audit function, and the results of such work. The review should also include discussion of the responsibilities, budget and staffing of the internal audit function.

        16.    The Committee shall periodically review with the independent auditor and the director of the Internal Auditing Department the adequacy of the Company's internal controls including computerized information system controls and security.

        17.    The Committee shall consider and review Directors', officers' and management's Company-funded expenses.

        18.    The Committee shall discuss generally the Company's policies with respect to risk assessment and risk management.

        19.    Periodically, the Committee shall meet with appropriate member of management to review adherence to corporate policies and review processes relating to training, monitoring and reporting of policy compliance.

The Committee shall also periodically review the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and the Company's Conflicts-of-Interest Policy.

        20.    The Committee shall establish procedures for:

          (a)    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

          (b)  the confidential, anonymous submission of concerns by the Company's employees regarding accounting or auditing matters.

        21.    The Committee may cause on-going educational programs related to appropriate financial and accounting practices to be made available to Committee members.

        22.    The Committee shall communicate to the Board any issues with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or the performance of the independent audit function.

        23.    The Committee shall prepare the report required by SEC rules to be included in the Company's proxy statement.

        24.    The Committee shall report regularly to the Board concerning its activities.

        25.    The Committee shall conduct an annual performance evaluation of the Committee.

        26.    The Committee shall ensure the minutes of each meeting be kept and filed with the minutes of the Company.

Authority To Retain and Terminate Advisers and Director of Internal Auditing

        In the course of its duties, the Committee shall have the authority, at the Company's expense, to retain, replace and terminate such advisers as it deems necessary.

        The Committee shall have the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms as well as all significant non-audit engagements with independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

        The Chair of the Committee shall be consulted prior to the appointment or removal of the Director of Internal Auditing.

Amendment

        This Charter and any provision contained herein may be amended or repealed by the Board.

Appendix B

ARTHUR ANDERSEN LLP LETTER TO THE SECURITIES AND EXCHANGE COMMISSION
REGARDING THE CHANGE IN CERTIFYING ACCOUNTANT

May 9, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read the statements made in paragraphs 4a (ii), 4a (iii) and 4a (iv) of Item 4, to be included in the Form 8-K/A dated May 9, 2002, of FirstEnergy Corp., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

cc:
Mr. Richard H. Marsh, Senior Vice President and
Chief Financial Officer, FirstEnergy Corp.

B-1

Thank you for investing in FirstEnergy. Please take a moment now to vote your shares of common stock for the upcoming Annual Meeting of Shareholders.

Your Vote is Important!

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1.
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Your Board of Directors recommends a vote FOR Items 1, 2, and 3.					Your Board of Directors recommends a vote AGAINST Items 4, 5, 6, and 7
1.	Election Of 6 Directors For 3-Year Term	FOR ☐		WITHHOLD ☐	4.	Shareholder Proposal
	Nominees:	01 – P.T. Addison, 02 – C.A. Cartwright, 03 – W.T. Cottle, 04 – P.J. Powers, 05 – G.M. Smart, 06 – P.K. Woolf.				FOR ☐	AGAINST ☐	ABSTAIN ☐
					5.	Shareholder Proposal
	FOR, except withhold vote from following nominees:					FOR ☐	AGAINST ☐	ABSTAIN ☐
					6.	Shareholder Proposal
2.	Ratification Of Auditor	FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Reapprove Material Terms Of Performance Goals Under Incentive Compensation Plan				7.	Shareholder Proposal
		FOR ☐	AGAINST ☐	ABSTAIN ☐		FOR ☐	AGAINST ☐	ABSTAIN ☐
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[MAP SHOWING LOCATION OF ANNUAL MEETING]

PROXY

This proxy card is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio, on Tuesday, May 20, 2003, at 10 a.m., Eastern Time.

The undersigned appoints David W. Whitehead and Edward J. Udovich as Proxies with the power to appoint their substitute; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 20, 2003, or at any adjournment; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

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